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                                                                    EXHIBIT 10.5
                                   ICNT, INC.
                            FOUNDER'S STOCK AGREEMENT


        THIS AGREEMENT is made as of July 16, 1999, by and between ICNT, Inc., a California corporation (the "COMPANY"), and Cliff Young (the "FOUNDER").

        WHEREAS, Founder is the record and beneficial owner of Seven Million Seven Hundred Eighty-Six Thousand Six Hundred Twenty-Five (7,786,625) shares of the Common Stock of the Company (the "Shares");

        WHEREAS, the Company has entered into an agreement to issue and sell up to 13,333,334 shares of the Company's Series A Preferred Stock pursuant to that Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") among the Company and the investors set forth on Schedule A thereto (the "Investors");

        WHEREAS, in order to induce the Investors to purchase the Series A Preferred Stock, the Company and the Founder wish to enter into this Agreement granting the Company certain rights of repurchase with respect to the Shares.

        NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, the Company and the Founder agree as follows:

        1.     Repurchase Option.

               (a) In the event of any voluntary or involuntary termination of the Founder's employment by or services to the Company for any or no reason, including death or disability, (a "TERMINATION") before all of the Shares are released from the Company's repurchase option (see Section 2 below), the Company shall, upon the date of a Termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "REPURCHASE OPTION") for a period of 90 days from such date to repurchase all (but not less than all) of the Shares that shall constitute the Unreleased Shares (as defined in Section 2) at such time, at the price of $.01 per share (the "REPURCHASE PRICE");

               (b) The Repurchase Option shall be exercised by the Company by written notice to the Founder or the Founder's executor (with a copy to the Escrow Agent) and, at the Company's option, (i) by delivery to the Founder or the Founder's executor with such notice of a check in the amount of the purchase price for the Shares being repurchased, (ii) by cancellation by the Company of an amount of the Founder's indebtedness to the Company equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and
(ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company


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shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

               (c) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors, or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares. If the fair market value of the Shares to be repurchased on the date of such designation or assignment (the "REPURCHASE FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

        2.     Release of Shares From Repurchase Option.

               (a) Fifty Percent (50%) of the Shares shall be released from the Company's Repurchase Option on the date of this Agreement and one thirty-sixth (1/36) of the remaining Shares shall be released from the Company's Repurchase Option on the first day of each calendar month thereafter until all of the Shares have been released; provided in each case that the Founder has not ceased to be an employee or a director of or a consultant to the Company prior to the date of any such release, but in which case the Founder shall get vesting credit for the number of days in the final month that the Founder is an employee or a director of or a consultant to the Company.

               (b)    Notwithstanding anything set forth in Section 2(a) above,

                      (i) In the event the Founder's employment terminates other than for Cause within 12 months after a Change of Control, one hundred percent (100%) of the Unreleased Shares (as defined below) shall be released from the Company's Repurchase Option upon the date of such termination. For purposes of the foregoing, a "CHANGE OF CONTROL" shall occur upon the closing of a merger or consolidation of the Company with or into any other corporation or other entity, or sale of all or substantially all of the assets of the Company, unless the shareholders of the Company immediately prior to such transaction hold at least 50% of the outstanding equity securities of the entity surviving such merger or consolidation or the entity purchasing such assets.

                      (ii) In the event the Founder's employment terminates other than by the Company for Cause, the Founder (or the Founder's executor in the case of death or disability) and the Company shall negotiate in good faith and enter into a settlement and release agreement on terms and conditions acceptable to the Company and the Founder (or the Founder's executor in the case of death or disability), which shall provide, among other things, that one hundred percent (100%) of the Unreleased Shares shall be released from the Company's Repurchase Option on the date of such termination and that Founder shall be provided with Founder's then current salary and benefits from the date of such termination until the date that is three years from the date of this Agreement in accordance with the Company's standard payroll practices. The Unreleased Shares shall be released from the Company's Repurchase Option only upon the execution of the settlement and release agreement by the Founder (or the Founder's executor in the case of death or disability) and the Company and on the terms and conditions set forth therein.



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               (c) For the purposes of this Section 2, the following terms referred to in this Agreement shall have the following meanings:

                         "Cause" shall mean (i) a material act of dishonesty in
connection with the Founder's responsibilities as an employee, (ii) the Founder's conviction of, or plea of nolo contendere to, a felony, (iii) the Founder's gross misconduct, which has a material adverse effect on the Company, or (iv) the Founder's consistent and willful failure to perform his employment duties (if such failure is not remedied within ninety (90) days following receipt by the Founder of a written notice from the Company specifying the facts relating to the failure); provided, however, that the foregoing subsection (iv) shall not apply if there is a significant reduction by the Company of Founder's duties or responsibilities relative to the duties or responsibilities of other members of the Company's executive management or relative to such other duties as have been mutually agreed upon between the Founder and the Company.

               (d) Any of the Shares which have not yet been released from the Repurchase Option are referred to herein as "UNRELEASED SHARES".

        3. Restriction on Transfer. The Founder shall not sell, transfer, pledge, or otherwise dispose of any Shares that remain subject to the Repurchase Option other than a pledge in connection with indebtedness owed to the Company or than by will or the laws of descent and distribution. The Founder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        4. Escrow of Shares. The Unreleased Shares issued under this Agreement shall be held by the Escrow Agent, along with a stock assignment executed by the Founder in blank in the form attached hereto as Exhibit A, pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit B. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Founder, except as specifically provided herein.

        5. Company's Right of First Refusal. Before any Shares held by the Founder or any transferee (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this
Section 5 (the "RIGHT OF FIRST REFUSAL").

          (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (each a "PROPOSED TRANSFEREE");
(iii) the number of Shares to be transferred to each Proposed Transferee; and
(iv) the bona


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fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "OFFERED PRICE"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

               (b) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all or any part of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Offered Price.

               (c) Payment. In the event the Company elects to exercise its Right of First Refusal, payment shall be made, at the option of the Company or its assignee(s), in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

               (d) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then subject to any rights the Purchasers may have to purchase the Shares pursuant to that Shareholder Agreement by and among the Company, the Founder, certain members of the Company's management and the Purchasers, the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 5 and Section 7 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal in accordance with this Section 5 before any Shares held by the Holder may be sold or otherwise transferred.

               (e) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Founder's lifetime or on the Founder's death by will or intestacy to the Founder's immediate family or a trust for the benefit of the Founder's immediate family shall be exempt from the provisions of this Section. "IMMEDIATE FAMILY" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and agree in writing to hold the Shares so transferred subject to the provisions of this Section 5 and Section 7, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5 and Section 7.

               (f) Termination of Right of First Refusal. The Right of First Refusal shall terminate on (i) the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to an underwritten public offering of Common Stock of the Company or (ii) the closing date of a sale of assets or merger of the Company or other acquisition transaction, unless the shareholders of the Company immediately prior to such transaction hold at least 50% of the outstanding equity securities of the entity surviving such merger or consolidation or the entity purchasing such assets.


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        6.     Stock Certificate Legends.  The share certificate evidencing the
Shares shall be endorsed with the following legends:

               (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

               (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

               (c) Any legend required by any applicable state securities laws.

        7. Standoff Agreement. The Founder hereby agrees that during the period of duration (not to exceed one hundred eighty (180) days) following the effective date of a registration statement with respect to the Company's initial public offering of securities of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration. The Founder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares of the Founder until the end of such period.

        8. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split or stock dividend with respect to the Shares which may be made by the Company after the date of this Agreement.

        9.     General Provisions.

               (a) This Agreement shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed in such state. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Founder and may only be modified or amended in writing signed by both parties.



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               (b) Any dispute, claim or controversy of any kind (including but not limited to tort, contract and statute) arising under, in connection with, or relating to this Agreement, including but not limited to any determination of "for Cause" hereunder, shall at the request of either party be resolved exclusively by binding arbitration in Los Angeles County, California, or any other location mutually agreeable to the parties, in accordance with the commercial rules of the American Arbitration Association then in effect. The Founder and the Company agree to waive any objection to personal jurisdiction or venue in any forum located in Los Angeles County, California, or any other location mutually agreeable to the parties. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

               (c) Any notice, demand or request required or permitted to be given by either the Company or the Founder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

               (d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Founder under this Agreement may only be assigned with the prior written consent of the Company.

               (e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

               (f) The Founder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

               (g) FOUNDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED AT THIS DATE). FOUNDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE FOUNDER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE FOUNDER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

               (h) This Founder's Stock Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and this Founder's Stock


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Agreement shall supersede and cancel those relevant provisions of paragraphs four and five of that certain employment letter dated June 14, 1999 by and between the Company and the Founder.

               (i) This Founder's Stock Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and this Agreement shall supersede and cancel those relevant provisions or paragraphs of that employment letter dated June 14, 1999 by and between the Company and the Founder.

               (i) Founder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

ICNT, INC.                                            FOUNDER:
a California corporation


By: /s/ CLIFF YOUNG                                   /s/ CLIFF YOUNG
   ------------------------------                     -------------------------
                                                      Cliff Young




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                                CONSENT OF SPOUSE



        I, _____________________, spouse of Cliff Young, have read and approve the foregoing Founder's Stock Agreement (the "AGREEMENT"). I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ________________________________


Signed:  _________________________________




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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



        FOR VALUE RECEIVED I, Cliff Young, hereby sell, assign and transfer unto___________________________, ______________________ (__________) shares of the Common Stock of ICNT, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint __________________________________________, attorney, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

        This Assignment Separate from Certificate was executed in conjunction with the terms of a Founder's Stock Purchase Agreement between ICNT, Inc. and the undersigned dated as of
_________________.


Dated: _______________




                                            ___________________________________
                                            (to be signed exactly as name is to
                                            appear on stock certificate)









INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Founder.



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                                    EXHIBIT B

                            JOINT ESCROW INSTRUCTIONS



                                                                   July 16, 1999


Freshman, Marantz, Orlanski,
Cooper & Klein
9100 Wilshire Boulevard
Beverly Hills, California 90212-3480

Attention:  Tom Poletti

Dear Mr. Poletti:

        As Escrow Agent for both ICNT, Inc., a California corporation (the "COMPANY"), and the undersigned purchaser of stock of the Company (the "FOUNDER"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Founder's Stock Purchase Agreement (the "AGREEMENT") between the Company and the undersigned, in accordance with the following instructions:

        1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "COMPANY") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to the Founder and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. The Founder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

       3. The Founder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Founder does hereby irrevocably constitute and appoint you as the Founder's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to




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the provisions of this paragraph 3, the Founder shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

        4. Upon written request of the Founder, but no more than once per calendar quarter, unless the Company's repurchase option has been exercised, you will deliver to the Founder a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option, provided that such shares do not secure an unpaid promissory note or shares not fully paid for. Within 90 days after cessation of the Founder's continuous employment by the Company or any parent or subsidiary of the Company, you will deliver to the Founder a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to the Founder, you shall deliver all of the same to the Founder and shall be discharged of all further obligations hereunder.

        6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Founder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.


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        12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

        13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                      COMPANY:           ICNT, Inc.
                                         3250 Wilshire Blvd., Suite 2008,
                                         Los Angeles, California 90010
                                         Attention:  President

                      FOUNDER:           Cliff Young
                                         3250 Wilshire Blvd., Suite 2008,
                                         Los Angeles, California 90010

                      ESCROW AGENT:      Freshman, Marantz, Orlanski
                                         Cooper & Klein
                                         9100 Wilshire Boulevard
                                         Beverly Hills, CA 90212-3480


        16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

        18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                                    Very truly yours,

                                    ICNT, INC.


                                    By:
                                       ----------------------------------------



                                    FOUNDER


                                    -------------------------------------------
                                    Cliff Young



ESCROW AGENT:


---------------------------------